UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a–6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

ADVANCE AUTO PARTS, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a–6(i)(1) and 0–11

Explanatory Note

The following information relates to and supplements the proxy statement (the “Proxy Statement”) of Advance Auto Parts, Inc. (the “Company”), dated April 7, 2023, furnished to stockholders of the Company in connection with the solicitation of proxies by the Board of Directors of the Company for use at the 2023 Annual Meeting of Stockholders to be held virtually at 8:30 a.m. Eastern Time on May 24, 2023, and at any adjournment or postponement of the meeting.

The Company hereby replaces in its entirety the description of Proposal 7 on page (v) of the Proxy Statement to correct a misstatement of the summary of Proposal 7.

The revised text is as follows:

Consideration of and vote upon a stockholder proposal, if properly presented at our Annual Meeting, regarding requiring an independent Board chair